TriQuint Announces Third Quarter 2014 Results

HILLSBORO, OREGON (USA) - October 28, 2014 - TriQuint Semiconductor, Inc. (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended September 27, 2014, including the following highlights:

•	Revenue grew 18% sequentially to $272.1 million

•	GAAP gross margin was 45.5%; non-GAAP was 46.6%, up 8.6% year-on-year

•	GAAP net income was $0.14 per diluted share, non-GAAP net income was $0.28 per share

•	Premium filter revenue grew rapidly, supporting over 50 unique customers

•	Base station revenue up 54% year to date compared to 2013 on continued LTE build out

•	GaN performance, cost and capacity goals completed as part of the DARPA Title III program

•	Expected merger with RFMD anticipated to close this year; Qorvo name announced

Commenting on the results, Ralph Quinsey, President and Chief Executive Officer, stated, “Our financial results in the third quarter were well above expectations due to strong demand and an improved product mix driven by a strategic focus on delivering high performance solutions in each of our markets. The success we are seeing today is due to years of investment in BAW/SAW and high performance GaAs/GaN technologies. We continue to see robust demand and are raising our outlook for the fourth quarter. We remain on track to launch a new combined company, Qorvo, with the merger of TriQuint and RFMD expected to close by year end."

Summary Financial Results for the Three Months Ended September 27, 2014:

Revenue for the third quarter of 2014 was $272.1 million, up 8% from the third quarter of 2013 and 18% sequentially.

Cash and investments increased by $24.4 million this quarter to $247.9 million, driven by operating results and cash proceeds from employee stock option exercises and partially offset by continued investment in premium filter capacity.

GAAP

Gross margin for the third quarter of 2014 was 45.5%, up sharply from 40.2% in the second quarter of 2014 and from 36.8% in the third quarter of 2013 due to product mix and strong factory execution. Operating expenses for the third quarter of 2014 were $87.8 million, up sequentially due to merger and integration related costs.

Net income for the third quarter of 2014 was $26.2 million or $0.14 per diluted share, compared with net income of $5.2 million or $0.03 per diluted share in the second quarter of 2014 and $0.08 per diluted share in the third quarter of 2013.

Non-GAAP

Gross margin for the third quarter was 46.6%, up sharply from 41.7% in the second quarter of 2014 and 38.0% in the prior year. Operating expenses for the quarter were $74.7 million, up slightly sequentially.

Earnings per diluted share for the third quarter of 2014 was $0.28, compared with $0.13 per share in the second quarter of 2014 and $0.16 per diluted share in the third quarter in 2013.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The company expects fourth quarter revenue to range between $330 million and $340 million, up 23% sequentially at the midpoint. Fourth quarter non-GAAP gross margin is expected to be between 46% and 48%, driven by strong factory execution and product mix. Fourth quarter non-GAAP net income per diluted share is expected to be between $0.40 and $0.45. As of today, the company is fully booked to the midpoint of revenue guidance.

Additional Information Regarding Results for the Three and Nine Months Ended September 27, 2014:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the table later in this press release.

GAAP RESULTS

	Three Months Ended					Nine Months Ended
	Q3 2014	Q2 2014	Change vs. Q2 2014	Q3 2013	Change vs. Q3 2013	Q3 2014	Q3 2013	Change vs. Q3 2013
Revenue	$272.1	$230.8	18%	$250.8	8%	$680.5	$625.1	9%
Gross Profit	$123.7	$92.7	33%	$92.2	34%	$275.5	$187.7	47%
Gross Margin %	45.5%	40.2%	5.3%	36.8%	8.7%	40.5%	30.0%	10.5%
Op Income (Loss)	$35.9	$7.4	385%	$18.8	91%	$23.3	$(32.1)	173%
Net Income (Loss)	$26.2	$5.2	404%	$13.6	93%	$12.3	$(29.3)	142%
Inc (Loss) per share	$0.14	$0.03	$0.11	$0.08	$0.06	$0.07	$(0.18)	$0.25

NON-GAAP RESULTS A

	Three Months Ended					Nine Months Ended
	Q3 2014	Q2 2014	Change vs. Q2 2014	Q3 2013	Change vs. Q3 2013	Q3 2014	Q3 2013	Change vs. Q3 2013
Revenue	$272.1	$230.8	18%	$250.8	8%	$680.5	$625.1	9%
Gross Profit	$126.8	$96.2	32%	$95.2	33%	$285.6	$196.7	45%
Gross Margin %	46.6%	41.7%	4.9%	38.0%	8.6%	42.0%	31.5%	10.5%
Op Income (Loss)	$52.1	$24.3	114%	$26.7	95%	$68.0	$(9.4)	823%
Net Income (Loss)	$51.4	$23.6	118%	$26.3	95%	$65.6	$(11.9)	651%
Inc (Loss) per share	$0.28	$0.13	$0.15	$0.16	$0.12	$0.36	$(0.07)	$0.43
A
Excludes stock based compensation charges, non-cash tax benefit, certain entries associated with mergers and acquisitions, including expenses associated with the planned merger with RFMD and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 1:30 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 98159203. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com. A replay of the conference call will be available until November 10, 2014.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense (benefit), certain entries associated with mergers and acquisitions including expenses associated with the planned merger with RFMD and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The charges associated with mergers and acquisitions reflect the amortization of intangible and tangible assets, transaction costs and changes to the earnout liability estimates recorded in connection with acquisition accounting and charged to the income statement. The charges associated with the planned merger with RFMD include professional fees and other costs. The non-cash tax expense (benefit) excludes certain deferred tax charges and benefits that do not currently result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations for discrete premium filter revenue for 2014; expected timing and completion of TriQuint’s merger with RFMD; and statements under "Outlook" regarding anticipated fourth quarter revenues, fourth quarter non-GAAP gross margin, operating expenses and net income per diluted share. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO 9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Reach Further, Reach Faster™

TQNT-F

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@triquint.com	Grant Brown Director, Investor Relations TriQuint Semiconductor, Inc Tel: +1.503.615.9413 E-mail: grant.brown@triquint.com	Media Contact: Brandi Frye Sr. Director, Corporate Communications TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@triquint.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 27, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$223,612	$79,026
Investments in marketable securities	24,330	—
Accounts receivable, net	164,397	177,114
Inventories	158,130	159,488
Prepaid expenses	8,791	13,617
Deferred tax assets, net	17,956	12,787
Other current assets	38,366	39,960
Total current assets	635,582	481,992
Property, plant and equipment, net	428,459	420,363
Goodwill	13,519	13,519
Intangible assets, net	19,199	23,510
Deferred tax assets – noncurrent, net	51,019	61,554
Other noncurrent assets, net	59,257	32,319
Total assets	$1,207,035	$1,033,257

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$77,702	$52,472
Accrued payroll	45,766	39,743
Other accrued liabilities	14,834	15,893
Total current liabilities	138,302	108,108
Long-term liabilities:
Long-term income tax liability	2,311	2,062
Cross-licensing liability	11,309	11,752
Other long-term liabilities	16,312	16,782
Total liabilities	168,234	138,704
Stockholders' equity:
Common stock	177	162
Additional paid-in capital	831,833	699,903
Accumulated other comprehensive income	73	95
Retained earnings	206,718	194,393
Total stockholders' equity	1,038,801	894,553
Total liabilities and stockholders' equity	$1,207,035	$1,033,257

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Revenues	$272,147	$230,771	$250,836	$680,524	625,148
Cost of goods sold	148,427	138,057	158,619	405,040	437,440
Gross profit	123,720	92,714	92,217	275,484	187,708

Operating expenses:
Research, development and engineering	49,810	48,001	47,023	147,681	140,201
Selling, general and administrative	38,035	37,316	26,420	104,514	79,650
Total operating expenses	87,845	85,317	73,443	252,195	219,851

Operating income (loss)	35,875	7,397	18,774	23,289	(32,143)

Other (expense) income:
Interest income	92	42	7	161	83
Interest expense	(892)	(844)	(1,153)	(2,591)	(3,429)
Other, net	297	(624)	70	(282)	97
Other (expense) income, net	(503)	(1,426)	(1,076)	(2,712)	(3,249)

Income (loss) before income tax	35,372	5,971	17,698	20,577	(35,392)

Income tax expense (benefit)	9,188	761	4,137	8,252	(6,119)
Net income (loss)	$26,184	$5,210	$13,561	$12,325	$(29,273)

Per Share Data:
Basic per share net earnings (loss)	$0.15	$0.03	$0.09	$0.07	$(0.18)
Diluted per share net earnings (loss)	$0.14	$0.03	$0.08	0.07	$(0.18)

Weighted-average shares outstanding:
Basic	175,764	171,770	157,105	170,709	159,057
Diluted	185,701	181,319	163,917	180,302	159,057

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended			Nine Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	54.5%	59.8%	63.2%	59.5%	70.0%
Gross profit	45.5%	40.2%	36.8%	40.5%	30.0%

Operating expenses:
Research, development and engineering	18.3%	20.8%	18.7%	21.7%	22.4%
Selling, general and administrative	14.0%	16.2%	10.6%	15.4%	12.7%
Total operating expenses	32.3%	37.0%	29.3%	37.1%	35.1%

Operating income (loss)	13.2%	3.2%	7.5%	3.4%	(5.1)%

Other (expense) income:
Interest income	0.0%	0.0%	0.0%	0.0%	0.0%
Interest expense	(0.3)%	(0.3)%	(0.5)%	(0.4)%	(0.6)%
Other, net	0.1%	(0.3)%	0.0%	0.0%	0.0%
Other (expense) income, net	(0.2)%	(0.6)%	(0.5)%	(0.4)%	(0.6)%

Income (loss) before income tax	13.0%	2.6%	7.0%	3.0%	(5.7)%

Income tax expense (benefit)	3.4%	0.3%	1.6%	1.2%	(1.0)%
Net income (loss)	9.6%	2.3%	5.4%	1.8%	(4.7)%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended						Nine Months Ended
	September 27, 2014		June 28, 2014		September 28, 2013		September 27, 2014		September 28, 2013
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$123,720	45.5%	$92,714	40.2%	$92,217	36.8%	$275,484	40.5%	$187,708	30.0%
Adjustment for stock based compensation charges	1,610	0.6%	2,218	1.0%	1,720	0.7%	5,613	0.8%	5,327	0.9%
Adjustment for restructuring and impairment charges	42	0.0%	(20)	—%	—	—%	736	0.0%	—	—%
Adjustment for charges associated with acquisitions	1,397	0.5%	1,301	0.5%	1,272	0.5%	3,781	0.6%	3,682	0.6%
NON-GAAP GROSS PROFIT	$126,769	46.6%	$96,213	41.7%	$95,209	38.0%	285,614	42.0%	196,717	31.5%

GAAP OPERATING EXPENSES	$87,845	32.3%	$85,317	37.0%	$73,443	29.3%	$252,195	37.1%	$219,851	35.1%
Adjustment for stock based compensation charges	(4,748)	(1.7)%	(5,287)	(2.3)%	(5,193)	(2.1)%	(14,840)	(2.2)%	(15,802)	(2.5)%
Adjustment for restructuring and impairment charges	(114)	0.0%	52	—%	—	—%	(1,143)	(0.2)%	—	—%
Adjustment for charges associated with acquisitions	(8,310)	(3.1)%	(8,124)	(3.5)%	308	0.1%	(18,631)	(2.7)%	2,103	0.4%
NON-GAAP OPERATING EXPENSES	$74,673	27.5%	$71,958	31.2%	$68,558	27.3%	$217,581	32.0%	$206,152	33.0%

GAAP OPERATING INCOME (LOSS)	$35,875	13.2%	$7,397	3.2%	$18,774	7.5%	$23,289	3.4%	$(32,143)	(5.1)%
Adjustment for stock based compensation charges	6,358	2.3%	7,505	3.3%	6,913	2.8%	20,453	3.0%	21,129	3.4%
Adjustment for restructuring and impairment charges	156	—%	(72)	(0.1)%		—%	1,879	0.3%	—	—%
Adjustment for charges associated with acquisitions	9,707	3.6%	9,425	4.1%	964	0.3%	22,412	3.3%	1,579	0.2%
NON-GAAP OPERATING INCOME (LOSS)	$52,096	19.1%	$24,255	10.5%	$26,651	10.6%	$68,033	10.0%	$(9,435)	(1.5)%

GAAP NET INCOME (LOSS)	$26,184	9.6%	$5,210	2.3%	$13,561	5.4%	$12,325	1.8%	$(29,273)	(4.7)%
Adjustment for stock based compensation charges	6,358	2.3%	7,505	3.3%	6,913	2.8%	20,453	3.0%	21,129	3.4%
Adjustment for restructuring and impairment charges	156	0.1%	(72)	—%	—	—%	1,879	0.3%	—	—%
Adjustment for impairment (recovery) of investment	—	—%	515	0.2%	—	—%	515	0.1%	(421)	(0.1)%
Adjustment for non-cash tax expense (benefit)	9,338	3.4%	803	0.3%	4,482	1.8%	7,950	1.2%	(6,243)	(1.0)%

Adjustment for charges associated with acquisitions	9,374	3.5%	9,643	4.1%	1,351	0.5%	22,526	3.2%	2,941	0.5%
NON-GAAP NET INCOME (LOSS)	$51,410	18.9%	$23,604	10.2%	$26,307	10.5%	$65,648	9.6%	$(11,867)	(1.9)%

GAAP DILUTED EARNINGS (LOSS) PER SHARE	0.14		$0.03		$0.08		$0.07		(0.18)
Adjustment for stock based compensation charges	0.03		0.04		0.04		0.11		0.13
Adjustment for restructuring and impairment charges	0.01		(0.00)		—		0.01		—
Adjustment for impairment (recovery) of investment	0.00		—		0.00		0.00		0.00
Adjustment for non-cash tax expense (benefit)	0.05		0.01		0.03		0.04		(0.04)
Adjustment for charges associated with acquisitions	0.05		0.05		0.01		0.13		0.02
NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.28		$0.13		$0.16		$0.36		$(0.07)

Our earnings release contains forward looking estimates of non-GAAP gross margin and earnings per share for the fourth quarter of 2014. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and loss per share to non-GAAP gross margin and earnings per share anticipated for the fourth quarter based on the mid-point of guidance.

Forward Looking Q4 GAAP Gross Margin	46.0%
Adjustment for stock based compensation charges	0.5%
Adjustment for charges associated with acquisitions	0.5%
Forward Looking Q4 non-GAAP Gross Margin	47.0%

Forward Looking Q4 GAAP Net Earnings per Share	$0.14
Adjustment for stock based compensation charges	0.04
Adjustment for non-cash tax expense	0.06
Adjustment for charges associated with acquisitions	0.19
Forward Looking Q4 non-GAAP Net Earnings per Share	$0.43